Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of NitroMed, Inc. pertaining to the Amended and Restated 2003 Stock Incentive Plan of our report dated February 9, 2005, with respect to the financial statements of NitroMed, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 14, 2005